EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:    Corporate Contact:              Investor Relations
             John Carlson                    Harriet Fried
             Exec VP & CFO                   Lippert/Heilshorn & Associates
             480-505-4869                    212-838-3777


                 Alanco Announces Divestiture Financing Plan and
            Strategic Focus on Wireless Monitoring Services Business


(Scottsdale, AZ - November 11, 2009) - Alanco Technologies, Inc. (NASDAQ: ALAN), today announced a new strategic initiative focused on accelerating growth of the Company's core wireless monitoring services business, StarTrak Systems, LLC. Since Alanco acquired StarTrak in June, 2006, its sales have grown at a compounded rate of 25% to approximately $14 million in the fiscal year ending June 30, 2009. A key element of the new plan is significant additional non-dilutive financing expected to be generated through the divestiture of the Company's non-core assets, Alanco/TSI PRISM, Inc., its RFID inmate tracking business, and Excel Meridian Data, Inc., its data storage products business.
The Company estimates the cash market value of both businesses to total in excess of $10 million.

Alanco is being advised on the TSI PRISM and Excel Meridian divestitures by Imperial Capital LLC, Los Angeles, CA, and Cove Partners LLC, San Diego, CA, respectively.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "Despite the very difficult economy, StarTrak's business has improved significantly, and we project a positive EBITDA before corporate expenses for the first fiscal quarter, ending September 30, 2009. Sales growth has also resumed, led by the approximately $3.0 million FFE Transportation Services contract announced on October 5, 2009. We anticipate StarTrak's second quarter sales will increase sequentially over 30% to approximately $4.0 million, and sales for the full fiscal year, ending June 30, 2010, are expected to increase over 25% to a profitable range of $17-20 million. Beyond this current positive trend, our strategic decision to focus on StarTrak's wireless monitoring business is based on future opportunity to accelerate sales growth by further capitalizing upon unique elements of our business model, including:

     o StarTrak's subscription-based recurring revenue business model, with three to five-year, negligible churn, service contracts providing a highly profitable, stable revenue stream currently representing over 50% of total sales.

     o StarTrak's 90% share of the rapidly growing refrigerated transportation wireless monitoring market, now providing subscription data services covering approximately 30,000 refrigerated trucks, railcars and containers.

     o Proprietary, industry-leading technology platform backed by a significant patent-pending portfolio.

     o Large potential market opportunity comprising an estimated 450,000 refrigerated trucks, railcars and containers in North America, with a minimal market penetration for all providers, including StarTrak, of less than 10%.

     o New business development opportunities through the extension of StarTrak's technology and network infrastructure beyond refrigeration transport, e.g. to hazardous transport monitoring, as well as growth through 'bolt-on' related vertical acquisitions."


Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the company's website at www.alanco.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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